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                   [LETTERHEAD OF GOODWIN, PROCTER & HOAR LLP]


                                  July 31, 2000



Bell, Boyd & Lloyd LLC
3 First National Plaza
70 West Madison Street, Suite 3300
Chicago, Illinois 60602-4207

Gentlemen:

         As special Massachusetts counsel to Calamos Investment Trust, a Massachusetts business trust (the "Trust"), we have been asked to deliver this opinion to you in connection with the issuance of an indefinite number of Class A shares, Class B shares, Class C shares and Class I shares, without par value, of each of the Trust's series designated Calamos Convertible Fund, Calamos Convertible Growth and Income Fund, Calamos Global Convertible Fund, Calamos Growth Fund, Calamos Market Neutral Fund, Calamos High Yield Fund, and Calamos Convertible Technology Fund (the "Shares") that are the subject of Form N-1A Registration Statement, Post-Effective Amendment No. 23 to 1933 Act Registration No. 33-19228, and Amendment No. 26 to Investment Company Act Registration No. 811-5443 (the "Registration Statement").

         We have examined the First Amended and Restated Declaration of Trust of the Trust, as amended and filed with the Secretary of State of the Commonwealth of Massachusetts, the By-Laws of the Trust, and such records of the proceedings of the Trustees of the Trust as we deem appropriate.

         Based upon the foregoing, we are of the opinion that under Massachusetts law, when issued and sold and paid for in accordance with the then applicable Prospectus and Statement of Additional Information included as a part of the Registration Statement as then in effect, the Shares will be duly authorized, validly issued, fully paid and nonassessable by the Trust.

         We consent to your relying upon this opinion in connection with the issuance of your opinion with respect to the valid issuance of the Shares to be filed as an exhibit to the Registration Statement, and to the filing of our opinion as an exhibit to the Registration Statement.



                                                 Very truly yours,


                                                 GOODWIN, PROCTER & HOAR LLP